UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2010

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 30, 2010, the U.S. Department of Justice (the “DOJ”) and Embraco North America, Inc., an indirect subsidiary of our compressor business headquartered in Brazil (“Embraco”), entered into a plea agreement related to the previously disclosed antitrust investigation of the compressor industry (the “Agreement”). The Agreement is subject to the approval of the United States District Court for the Eastern District of Michigan, which is expected to consider the matter within the next quarter.

Under the Agreement, the DOJ recognized Embraco’s substantial assistance in the investigation and agreed not to bring further charges against Embraco or any related entities for any conspiracy involving compressor pricing. Pursuant to the Agreement, Embraco acknowledged that it violated U.S. antitrust law with respect to the sale of certain compressors from October 2004 through December 2007.

Under the Agreement, Embraco further agreed to pay a fine totaling $91.8 million to the United States government. Assuming the court approves the Agreement, Embraco will pay the fine in six annual installments, with the first payment expected to be made in the fourth quarter of 2010. The full amount of the fine will be recorded as other expense in the third quarter of 2010. As a result of the Agreement, we adjusted our earnings outlook for the full-year 2010. The press release announcing the adjustment is filed herewith as Exhibit 99.1 and incorporated herein by reference.

We continue to cooperate with ongoing government investigations in other jurisdictions, and to defend related antitrust lawsuits. We are continuing to take actions to minimize our potential exposure. While it is currently not possible to reasonably estimate the aggregate amount of costs to which we may potentially be subject as a result of these matters, such costs could have a material adverse effect on our financial position, liquidity, or results of operations. For additional discussion of these matters, see Part II, Item 1 (Legal Proceedings) to our Quarterly Report on Form 10-Q for the period ended June 30, 2010.

This Form 8-K contains forward-looking statements. Actual events or results may differ materially from those statements. For information about the factors that could cause such differences, please refer to our Annual Report on Form 10-K for the year-ended December 31, 2009, including the information set forth under the caption “Risk Factors.”

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated September 30, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: September 30, 2010	By:	/s/ ROBERT J. LAFOREST
	Name:	Robert J. LaForest
	Title:	Corporate Secretary and Group Counsel